Exhibit 99.1


         VCA Antech, Inc. Reports Second Quarter 2007 Results


    --  Revenue increased 17.7% to $300.3 million

    --  Gross profit increased 19.9% to $89.9 million

    --  Diluted earnings per common share increased 20.0% to $0.42

    Business Editors

    LOS ANGELES--(BUSINESS WIRE)--July 26, 2007--VCA Antech, Inc. (NASDAQ:WOOF), a leading animal healthcare company in the United States, today reported financial results for the quarter ended June 30, 2007, as follows: revenue increased 17.7% to a second quarter record of $300.3 million; gross profit increased 19.9% to $89.9 million; operating income increased 21.3% to $67.4 million; net income increased 21.3% to $35.8 million; and diluted earnings per common share increased 20.0% to $0.42.

    We also reported our financial results for the six months ended June 30, 2007, as follows: revenue increased 15.6% to a first six-months record of $565.5 million; gross profit increased 19.7% to $165.8 million; operating income increased 21.4% to $121.7 million; net income was $64.2 million; and diluted earnings per common share was $0.75. The first quarter of 2006 included a tax benefit in the amount of $6.8 million, or $0.08 per diluted common share, due to a favorable outcome of an income tax audit that resulted in a change to our estimated tax liabilities. Excluding this item from 2006, adjusted net income increased 22.4% to $64.2 million and adjusted diluted earnings per common share increased 21.0% to $0.75.

    Bob Antin, Chairman and CEO, stated, "The second quarter was marked by the outstanding operating performance of our company and the acquisition of Healthy Pet Corp., which occurred on June 1, 2007. On a 17.7% increase in consolidated revenue, our gross profit and operating income increased 19.9% and 21.3%, respectively, net income increased 21.3% and diluted earnings per common share increased 20.0% to $0.42.

    "Our laboratory revenue increased 17.4% to $79.2 million. Our laboratory gross profit increased 22.9% and our laboratory gross margin increased to 50.5% compared to 48.2% in the comparable prior year quarter. Our laboratory operating income increased 23.7% and our laboratory operating margin increased to 44.0% compared to 41.8% in the comparable prior year quarter. Laboratory internal revenue growth was 15.9% for the second quarter of 2007.

    "Our animal hospital revenue increased 17.5% to $218.5 million. Our animal hospital same-store revenue growth was 6.6% for the second quarter of 2007 and our animal hospital same-store gross margin increased to 21.6% compared to 21.4% in the comparable prior year quarter. Our consolidated animal hospital gross margin declined to 21.2% compared to 21.3% in the comparable prior year quarter and our consolidated animal hospital operating margin remained unchanged at 18.6%.

    "Our medical technology revenue increased 26.6% to $10.6 million, our medical technology gross profit increased 20.4% to $3.8 million and our medical technology gross margin was 35.6% compared to 37.4% in the comparable prior year quarter. Our medical technology operating income was $1.1 million compared to $595,000 reported in the second quarter of 2006."

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted net income and adjusted diluted earnings per common share. We define adjusted net income and adjusted diluted earnings per common share as the reported items, adjusted to exclude certain significant items. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.

    Management uses adjusted net income and adjusted diluted earnings per common share because they exclude the effect of significant items that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends. For the six months ended June 30, 2006, the only item excluded in computing adjusted net income and adjusted diluted earnings per common share was a $6.8 million tax benefit recorded during the first quarter of 2006. For the quarter and six months ended June 30, 2007, there were no adjustments.

    There is a material limitation associated with the use of these non-GAAP financial measures: our computation of adjusted net income for the six months ended June 30, 2006, excludes the impact of the $6.8 million tax benefit and as a result, our computation of adjusted diluted earnings per common share does not depict diluted earnings per common share in accordance with GAAP.

    To compensate for the limitations in the non-GAAP financial measures discussed above, our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental
Operating Data."

    Conference Call

    We will discuss our company's second quarter 2007 financial results during a conference call today, July 26, 2007 at 4:30 p.m. Eastern Time. You can access a live broadcast of the call by visiting our website at http://investor.vcaantech.com. You can also access the call via telephone by dialing (800) 500-3792. Interested parties should call at least 10 minutes prior to the start of the call to register.

    Forward-Looking Statements

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Among the important factors that could cause actual results to differ are: a material adverse change in our financial condition or operations; the ability to successfully integrate the acquisition of Healthy Pet Corp. and achieve expected operating synergies; the rate of our laboratory internal revenue growth and animal hospital same-store revenue growth; the level of direct costs and our ability to maintain revenue at a level necessary to maintain expected operating margins; the level of selling, general and administrative costs; the effects of our recent acquisitions and our ability to effectively manage our growth and achieve operating synergies; a decline in demand for some of our products and services; any disruption in our information technology systems or transportation networks; the effects of competition; any impairment in the carrying value of our goodwill; changes in prevailing interest rates; our ability to service our debt; and general economic conditions. These and other risk factors are discussed in our report on Form 10-K for the year ended December 31, 2006, and our Report on Form 10-Q for the quarter ended March 31, 2007, and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

    We own, operate and manage the largest networks of freestanding veterinary hospitals and veterinary-exclusive clinical laboratories in the country, and we supply diagnostic imaging equipment to the veterinary industry.


                           VCA ANTECH, INC.
                    CONSOLIDATED INCOME STATEMENTS
      For the Three and Six Months Ended June 30, 2007 and 2006
               (In thousands, except per share amounts)

                                Three Months           Six Months
                               Ended June 30,        Ended June 30,
                            --------------------  --------------------
                              2007       2006       2007       2006
                            ---------  ---------  ---------  ---------
Revenue:
  Laboratory                $ 79,210   $ 67,473   $152,807   $129,010
  Animal hospital            218,466    186,002    405,637    356,525
  Medical technology          10,635      8,400     21,807     16,392
  Intercompany                (8,006)    (6,725)   (14,801)   (12,597)
                            ---------  ---------  ---------  ---------
                             300,305    255,150    565,450    489,330
                            ---------  ---------  ---------  ---------

Direct costs                 210,427    180,188    399,652    350,847

Gross profit:
  Laboratory                  39,966     32,524     75,968     61,074
  Animal hospital             46,301     39,651     81,881     72,248
  Medical technology           3,785      3,144      8,096      5,646
  Intercompany                  (174)      (357)      (147)      (485)
                            ---------  ---------  ---------  ---------
                              89,878     74,962    165,798    138,483
                            ---------  ---------  ---------  ---------
Selling, general and
 administrative:
  Laboratory                   5,046      4,349     10,013      8,443
  Animal hospital              5,321      5,123     10,881      9,946
  Medical technology           2,693      2,549      5,628      5,200
  Corporate                    8,983      7,463     16,994     14,780
                            ---------  ---------  ---------  ---------
                              22,043     19,484     43,516     38,369
                            ---------  ---------  ---------  ---------

Write-down and loss (gain)
 on sale of assets               420        (85)       542       (203)
                            ---------  ---------  ---------  ---------

Operating income              67,415     55,563    121,740    100,317

Interest expense, net          6,671      5,927     12,444     12,239
Other (income) expense           172        (31)       227        (97)
Minority interest expense      1,028        900      1,874      1,674
                            ---------  ---------  ---------  ---------
Income before provision
 for income taxes             59,544     48,767    107,195     86,501
Provision for income taxes    23,697     19,214     43,035     27,289
                            ---------  ---------  ---------  ---------
Net income                  $ 35,847   $ 29,553   $ 64,160   $ 59,212
                            =========  =========  =========  =========

Diluted earnings per
 common share               $   0.42   $   0.35   $   0.75   $   0.70
                            =========  =========  =========  =========
Shares used for computing
 diluted earnings per
 common share                 85,605     84,838     85,481     84,699
                            =========  =========  =========  =========


                           VCA ANTECH, INC.
                     CONSOLIDATED BALANCE SHEETS
              As of June 30, 2007 and December 31, 2006
                            (In thousands)

                                              June 30,    December 31,
                                                2007          2006
                                            ------------  ------------
                                ASSETS
Current assets:
  Cash and cash equivalents                 $     62,107  $     45,104
  Trade accounts receivable, net                  48,071        44,491
  Inventory                                       20,832        21,420
  Prepaid expenses and other                      15,617        13,492
  Deferred income taxes                           16,988        14,935
  Prepaid income taxes                               579        13,523
                                            ------------  ------------
    Total current assets                         164,194       152,965
Property and equipment, net                      192,081       166,033
Other assets:
  Goodwill                                       833,336       625,748
  Other intangible assets, net                    17,756        16,293
  Deferred financing costs, net                    1,636           979
  Other                                           12,003         9,939
                                            ------------  ------------
    Total assets                            $  1,221,006  $    971,957
                                            ============  ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term obligations  $      7,554  $      6,648
  Accounts payable                                25,307        23,328
  Accrued payroll and related liabilities         36,873        33,864
  Other accrued liabilities                       41,838        30,961
                                            ------------  ------------
    Total current liabilities                    111,572        94,801
Long-term obligations, less current
 portion                                         540,658       384,067
Deferred income taxes                             44,652        39,804
Other liabilities                                 11,855        13,294
Minority interest                                 10,348         9,686
Stockholders' equity:
  Common stock                                        84            84
  Additional paid-in capital                     282,521       275,013
  Retained earnings                              218,746       154,586
  Accumulated other comprehensive income             570           622
                                            ------------  ------------
    Total stockholders' equity                   501,921       430,305
                                            ------------  ------------
    Total liabilities and stockholders'
     equity                                 $  1,221,006  $    971,957
                                            ============  ============


                           VCA ANTECH, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS
           For the Six Months Ended June 30, 2007 and 2006
                            (In thousands)

                                                   Six Months Ended
                                                       June 30,
                                                ----------------------
                                                   2007        2006
                                                ----------   ---------
Cash flows from operating activities:
  Net income                                    $  64,160    $ 59,212
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization                  12,740      10,851
    Amortization of debt costs                        137         226
    Provision for uncollectible accounts            2,110       2,976
    Write-down and loss (gain) on sale of
     assets                                           542        (203)
    Share-based compensation                        2,300       1,445
    Excess tax benefit from exercise of stock
     options                                       (2,680)     (3,939)
    Minority interest in income of
     subsidiaries                                   1,874       1,674
    Distributions to minority interest
     partners                                      (1,364)     (1,339)
    Deferred income taxes                           3,025       4,701
    Other                                            (173)       (561)
  Changes in operating assets and
   liabilities:
    Accounts receivable                            (5,244)     (6,182)
    Inventory, prepaid expenses and other
     assets                                            45      (4,555)
    Accounts payable and other accrued
     liabilities                                     (173)     (6,480)
    Accrued payroll and related liabilities         1,105        (526)
    Income taxes                                   15,789       6,841
                                                ----------   ---------
      Net cash provided by operating
       activities                                  94,193      64,141
                                                ----------   ---------
Cash flows from investing activities:
    Business acquisitions, net of cash
     acquired                                    (203,322)    (30,172)
    Real estate acquired in connection with
     business acquisitions                         (7,962)     (1,781)
    Property and equipment additions              (27,236)    (15,067)
    Proceeds from sale of assets                    1,564         297
    Other                                            (256)        161
                                                ----------   ---------
      Net cash used in investing activities      (237,212)    (46,562)
                                                ----------   ---------
Cash flows from financing activities:
    Repayment of long-term obligations             (4,224)    (62,781)
    Proceeds from issuance of long-term
     obligations                                  160,000           -
    Payment of financing costs                       (794)          -
    Proceeds from issuance of common stock
     under stock option plans                       2,360       3,576
    Excess tax benefit from exercise of stock
     options                                        2,680       3,939
                                                ----------   ---------
      Net cash provided by (used in)
       financing activities                       160,022     (55,266)
                                                ----------   ---------
Increase (decrease) in cash and cash
 equivalents                                       17,003     (37,687)
Cash and cash equivalents at beginning of
 period                                            45,104      58,488
                                                ----------   ---------
Cash and cash equivalents at end of period      $  62,107    $ 20,801
                                                ==========   =========


                           VCA ANTECH, INC.
                     SUPPLEMENTAL OPERATING DATA
      For the Three and Six Months Ended June 30, 2007 and 2006
               (In thousands, except per share amounts)

Table #1                        Three Months Ended      Six Months
Reconciliation of net income to      June 30,         Ended June 30,
 adjusted net income            ------------------  ------------------
                                  2007      2006      2007      2006
                                --------  --------  --------  --------

Net income                      $35,847   $29,553   $64,160   $59,212
Certain significant item:
  Tax benefit                         -         -         -    (6,806)
                                --------  --------  --------  --------
Adjusted net income             $35,847   $29,553   $64,160   $52,406
                                ========  ========  ========  ========

Table #2
Reconciliation of diluted
 earnings per common share to
 adjusted diluted earnings per
 common share

Diluted earnings per common
 share                          $  0.42   $  0.35   $  0.75   $  0.70
Certain significant item as
 detailed in Table #1                 -         -         -     (0.08)
                                --------  --------  --------  --------
Adjusted diluted earnings per
 common share                   $  0.42   $  0.35   $  0.75   $  0.62
                                ========  ========  ========  ========

Shares used for computing
 adjusted diluted earnings per
 common share                    85,605    84,838    85,481    84,699
                                ========  ========  ========  ========

Table #3
Depreciation and amortization

Depreciation and amortization
 included in direct costs:
  Laboratory                    $ 1,578   $ 1,065   $ 2,916   $ 2,122
  Animal hospital                 4,342     3,543     8,157     7,049
  Medical technology                299       289       592       607
  Intercompany                      (92)      (37)     (181)      (68)
                                --------  --------  --------  --------
                                  6,127     4,860    11,484     9,710
Depreciation and amortization
 included in selling, general
 and administrative expense:        682       569     1,256     1,141
                                --------  --------  --------  --------
  Total depreciation and
   amortization                 $ 6,809   $ 5,429   $12,740   $10,851
                                ========  ========  ========  ========


                           VCA ANTECH, INC.
               SUPPLEMENTAL OPERATING DATA - Continued
              As of June 30, 2007 and December 31, 2006
                            (In thousands)

Table #4                                       June 30,   December 31,
Selected
 consolidated
 balance sheet data                              2007         2006
                                              ----------  ------------

Debt:
  Revolving credit
   facility                                   $        -  $          -
  Senior term notes                              530,372       372,668
  Other debt and
   capital leases                                 17,840        18,047
                                              ----------  ------------
    Total debt                                $  548,212  $    390,715
                                              ==========  ============


      For the Three and Six Months Ended June 30, 2007 and 2006
                            (In thousands)

                        Three Months Ended        Six Months Ended
Table #5                     June 30,                 June 30,
                      ----------------------  ------------------------
Selected expense
 data                    2007        2006        2007         2006
                      ----------  ----------  ----------  ------------

Rent expense          $    9,106  $    7,905  $   17,531  $     15,604

Share-based
 compensation
 included in
direct costs:
  Laboratory          $      158  $      160  $      341  $        320

Share-based
 compensation
 included in
 selling, general
 and administrative
 expense:
  Laboratory                 175         126         372           254
  Animal hospital            283         216         607           431
  Medical technology          26           -          54             -
  Corporate                  441         167         926           440
                      ----------  ----------  ----------  ------------
                             925         509       1,959         1,125
                      ----------  ----------  ----------  ------------
    Total share-
     based
     compensation     $    1,083  $      669  $    2,300  $      1,445
                      ==========  ==========  ==========  ============


    CONTACT: VCA Antech, Inc.
             Tomas Fuller, Chief Financial Officer, 310-571-6505